UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On April 29, 2020 (“Disbursement Date”), Reed’s, Inc., a Delaware corporation (the “Company” or “Reed’s”) received loan proceeds in the amount of $769,816 from City National Bank (the “Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act (the “Cares Act”), which was enacted on March 27, 2020.

The Loan, which was in the form of a Note (the “Note”) dated April 20, 2020, matures two years from the Disbursement Date, and unless earlier forgiven, is payable monthly beginning seven months from the month of the Disbursement Date. The Loan bears interest at a fixed rate of 1.0% per annum, with the first six months of interest deferred from the Disbursement Date and is unsecured and guaranteed by the Small Business Administration. Up to 20% of the Loan amount may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The Company must pay all accrued interest if it prepays greater than 20% of the Loan amount if the Loan has been sold on the secondary market. The Note provides for customary events of default. The Loan may be accelerated upon the occurrence of an event of default. The Loan (or a portion thereof) may be forgiven in accordance with the terms of the CARES Act.

Funds from the Loan may only be used for certain permitted purposes. The Company intends to use the entire Loan amount for permitted purposes, specifically payment of payroll costs and rent.

The foregoing summary of the terms of the Loan does not purport to be complete and is qualified in its entirety by reference to the Note which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements concerning the Company’s expectations, anticipations, intentions, or beliefs regarding the Loan. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including financial market conditions; actions by the Loan parties; changes by the Small Business Administration or other governmental authorities regarding the CARES Act, the Payroll Protection Program or related administrative matters; the Company’s ability to comply with the terms of the Loan and the CARES Act, including to use the proceeds of the Loan as described herein; and other risks and uncertainties described under the headings “Cautionary Statement Regarding Forward-Looking Statements and Information,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2020 and amended on April 8, 2020, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Reed’s, Inc. Promissory Note, in the principal amount of $769,816 in favor of City National Bank, dated April 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: May 1, 2020	By:	/s/ Thomas J. Spisak
Thomas J. Spisak
Chief Financial Officer